Creditor’s Right Transfer Agreement

This agreement is made and entered into between Hainan Hexing Industry Co., Ltd. (hereinafter called Hexing) and Shenyang Jitian Property Co., Ltd. (hereinafter called Jitian) which is signed on May 18,2006 (date) in Shenyang.

In view of

By negotiation between Hexing and Jitian, Hexing is willing to transfer its creditor’s rights(21 items) to Shenyang Night Musical Palace to Jitian, whose total principal amount of creditor’s rights is RMB 100 million.. The rest of creditor’s rights will remain to Shenyang City Commercial Bank Assets Operating and Management Center.

Jitian has agreed to purchase the creditor’s rights stated above by cautious and detailed investigation and consideration over the creditor’s rights transfer.

Article one:   Party A and Party B

1.	Party A: Hainan Hexing Industry Co., Ltd.

2.	Location: No.120A , Yihe Garden Villa, Jinmao District, Haikou Legal representative: JIN Chi

3.	Party B: Shenyang Jitian Property Co., Ltd.

4.	Location: No.301-8, Shuangyuan Road, Dongling District, Shenyang Legal representative: DUAN Jingshi

Article two:   Definition

1.	This agreement is: the creditor’s rights transfer agreement.

2.

The creditor’s rights: according to this agreement, is the creditor’s rights transfer to Party B whose principal owned previously by Party A (details of rights are listed in appendix 1, hereinafter called “creditor’s rights transfer”.

3.	Party B: Shenyang Jitian Property Co., Ltd. Single item of creditor’s rights is: listed in details of rights and to be every single part consisting of the creditor’s rights.

4.

Creditor’s rights (loan) is: all of the creditor’s rights stated and affirmed in “loan agreement” and “security agreement”, including “creditor’s rights (principal)”, “creditor’s rights (interest)” and “security interest”.

5.	Creditor’s rights (bad loan): although the creditor’s rights exists, but can’t be executed or affirmed, or encounter a great difficulties while executing and affirming.

6.

Debtor is: the borrower, warrantor stated in Party A’s “loan agreement” and “security agreement” and the peopl responsible to pay off all the other liabilities in accordance with the above agreements to Party A’s assignee of all the

7.	Third party: is the party in addition to Party A and Party B who are legal representatives, natural persons and other organizations.

8.	Business days: excluding Saturday, Sunday and all other National Holidays.

Article three    Meaning of “creditor’s rights transfer”

1.	According to this agreement and the <Contract Law of the People’s Republic of China>, Party A has agreed to sell and Party B has agreed to purchase this “creditor’s rights”.

2.	The “creditor’s rights” includes the principal of the loan only.

The account value of the “creditor’s rights” is RMB 100 million

Article four    Price of transaction and methods of payment

1.	Party B has agreed to pay the transaction cost of RMB 100 million over the creditor’s rights based on the account value of the “creditor’s rights”.

2.	Party B shall transfer the total payment through transfer accounts to Party A’s designated bank account within 7 working days after this agreement becomes effective.

Account number: 0301010140200002740

Article Five    Notice to debtors and warrantors

1.	Party A may duly inform debtors and warrantors anytime by publishing announcement or by other methods about the relevant single item of creditor’s rights which has been assigned.

Article six   The delivery of the creditor’s rights

1.

Party A and Party B will conduct the transfer of creditor’s rights and security interest procedure cooperatively within 30 working days after Party B has paid off all the transaction cost and the delivery range is based on the “details of the creditor’s rights” in appendix 1.

2.

The delivery of this creditor’s rights transfer means Party A will hand over all the original copy of creditor’s rights, security interest (or photocopy) and any other relevant contents in relation to the “loan agreement” and “security agreement” relating to the creditor’s rights to Party B.

3.

Party B shall sign and seal at the end of the “details of the creditor’s rights” after having received the delivery documentations from Party A , which will confirm the above facts and a copy will be returned to Party A as a receipt.

Article 7   Declaration and warranty

1.

Party A has made a formal declaration to Party B: the creditor’s rights in this agreement is bad loan creditor’s rights owned by Party A whose creditor’s rights has passed the litigation time limit, warrantor’s responsibility has become invalid, or it is extremely difficult to find the real debtor, or notwithstanding the creditor’s rights and security interest still exist for invalid mortgage, but can’t be executed or affirmed, or encounter a great difficulties while executing and affirming.

2.

Party B has made a formal promise: Party B has fully understood the situation stated above in item 1 and the purchase of the creditor’s rights is conducted willingly by Party B. Party B promise not to terminate and cancel this agreement and do not claim the invalidity of the whole and parts of the agreement after the transaction of transfer has been completed based on the defect of the creditor’s rights, security interest and the reason of strong misunderstanding and unequal principle.

3.	Party A and Party B both have agreed: this agreement is deemed to be made through detailed negotiations between both Parties and not to be made by either party separately.

Article eight   Remedies for breach of agreement

Should Party B fail to pay off the transaction cost within the time limit stated in Article 4, Party B shall pay fine for delaying payment at the daily rate of 0.0005 based on the total transaction cost. Party A may cancel this agreement if Party B delay the payment for over 20 working days and Party A will charge Party B 20%of the total transaction cost as default payments.

Article nine   Dispute solution

Party A and Party B shall settle the dispute through friendly negotiations caused by the execution of this agreement and all the dispute caused in connection with the execution of this agreement. The relevant parties may accuse against each other to the court in where Party A based if the settlement has not been reached within 30 days through negotiations after the dispute first raises. The failing Party will be fully responsible for the lawsuit fee except the special order by court (including lawyer’s fee).

Article ten   Language and copies of agreement

This agreement is issued in 2 copies both written in Chinese. Each party holds one copy respectively.

Party A : Hainan Hexing Industry Co., Ltd. (seal)
Authorized representative: JIN Chi            (signature)
Signing date: 05/18/2006

Party B: Shenyang Jitian Property Co., Ltd. (seal)
Authorized representative: DUAN Jingshi            (signature)
Signing date: 05/18/2006

Appendix 1:

Details of Creditor’s Rights

Unit: RMB

Number	Name of creditor’s rights	Principal amount	Remarks
1	Shenyang Night Musical Palace	43,800,000.00
2	Shenyang Xinbo Food Co. Ltd.	30,550,000.00
3	Shenyang Sun and Moon Island Club Co. Ltd.	3,660,000.00
4	Shenyang Yixing Material Trading Company	3,500,000.00
5	Shenyang City Shendong Metal Material Factory	2,200,000.00
6	Shenyang European & Asia Wood Products Co. Ltd.	2,000,000.00
7	Shenyang Jinyang uPVC Windows Production Factory	1,700,000.00
8	Liaoning Province Electronic Equipment Company Electronic Products Wholesale Department	1,590,000.00
9	Liaoning Guofa Trading Corporation	1,479,000.00
10	Shenyang Port Pengda Beverage Company	1,450,000.00
11	Shenyang Saintland Decoration Material Co. Ltd.	1,440,000.00
12	Shenyang City Dexin Department Store	1,250,000.00
13	Shenyang Sun and Moon Island Club Co. Ltd.	1,000,000.00
14	Hainan Province Sanya East Ocean Joint Venture Metal Material Supply Department Shenyang Office	899,000.00
15	Hainan Pharmaceutical Technology Development Company	855,000.00
16	Shenyang City Heping District Beishi Bicycle Parts Sales Department	826,000.00
17	Shenyang Aixin Restaurant & Entertainment Centre	500,000.00
18	Shenyang City Yongan Industry Co. Ltd	500,000.00
19	Shenyang City Deli Economic-Trading Company	364,000.00
20	Zaoqing City Ruiheng Garment Production Co. Ltd. Shenyang Office	290,000.00
21	Shenyang City Wanyou Garment Production Factory	147,000.00
		100 000 000 00